Exhibit 10.10
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of ___, by and between LPL Investment Holdings Inc., a Delaware corporation (“Holdings” or the “Company”) and ___(the “Indemnitee”), an officer and/or director of the Company.
RECITALS
     WHEREAS, although the Amended Certificate of Incorporation and the By-Laws of Holdings provide for advancement and indemnification of the officers and directors of Holdings and the Indemnitee may also be entitled to advancement and indemnification pursuant to the Delaware General Corporation Law, the Delaware General Corporation Law expressly contemplates that contracts may be entered into between Holdings and officers of Holdings and/or members of the Board of Directors of Holdings with respect to advancement and indemnification of officers and directors; and
     WHEREAS, the Indemnitee’s continued service to the Company substantially benefits the Company; and
     WHEREAS, the Board of Directors of Holdings has determined that it is in the best interest of the Company to obligate itself contractually to indemnify, and to pay, on a current basis, expenses in advance of a final disposition of any Proceeding on behalf of the Indemnitee to the fullest extent permitted by applicable law in order to induce the Indemnitee to serve or continue to serve the Company free from undue concern that the Indemnitee will not be so indemnified or that any indemnification obligation will not be met; and
     WHEREAS, this Agreement is a supplement to and in furtherance of the certificate and bylaws or partnership agreement, as the case may be, of Holdings and any Enterprise (as defined below) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and
     WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and certain other Enterprises on the condition that the Indemnitee is indemnified by the Company;
     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings hereafter assigned to them:
          (a) “Corporate Status” describes the status of a person who is or was a director, trustee, partner, managing member, officer, employee, agent or fiduciary of the Company or of any other Enterprise.
          (b) A “Disinterested Director” shall mean a director of the applicable Company who, at the time of a vote referred to in the definition of Reviewing Party is not (i) the Indemnitee, (ii) a Party to (or a participant in) the Proceeding for which indemnification is sought or (iii) an individual having a significant familial, financial, professional or employment relationship with the Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on such director’s judgment when voting on the decision being made.
          (c) “Enterprise” shall mean (i) Holdings; or (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is a controlled affiliate or wholly or partially owned direct or indirect subsidiary, or employee benefit plan, of the Company and of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary; or (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, in each case, of which Indemnitee is or was serving at the request of the Company. “Enterprise” shall specifically include, without limitation, LPL Holdings, Inc.; LPL Financial Corporation; and UVEST Financial Services Group Inc.
          (d) “Expenses” shall mean all reasonable expenses, including, but not limited to, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.
          Expenses shall include such fees and expenses, and costs incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.
          (e) An “Indemnifiable Matter” shall mean any Proceeding in which the Indemnitee was, is or will be involved as a Party, witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any acts or omissions on his part while acting as an officer or director of such Company, or by reason of the fact that he is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, in each case whether or not serving in such capacity at the time any Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.
          (f) “Indemnitee-Related Entities” means any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any other Enterprise or the insurer under and pursuant to an insurance policy issued to or insuring either Company or any Enterprise) from whom the Indemnitee may be entitled to indemnification, reimbursement, or advancement of Expenses.
          (g) An “Indemnitee Statement” shall mean a written demand by the Indemnitee to the Company for a payment pursuant to Section 2(c) of this Agreement, accompanied by a written statement from the Indemnitee to the Company in which the Indemnitee (i) affirms, with respect to the applicable Indemnifiable Matter, the Indemnitee’s good faith belief that the Indemnitee has met the relevant standard of conduct described in Section 145 of the Delaware General Corporation Law or that the Proceeding involves conduct for which liability has been eliminated under such Company’s certificate of incorporation or bylaws and (ii) undertakes to repay any funds paid in advance of a final disposition of a Proceeding (or funds paid directly by the Company advance of a final disposition of a Proceeding) if, with respect to the applicable Indemnifiable Matter, the Indemnitee is not entitled to indemnification under applicable law as ultimately determined by a court of competent jurisdiction.
          (h) Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Proceeding for which the Indemnitee shall be entitled to indemnification, reimbursement, or advancement of Expenses from (i) either the Company and/or any other Enterprise pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity under any other agreement or arrangement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified or entitled to advancement of Expenses, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
          (i) A “Liability” shall mean an obligation to pay a loss, liability, cost, judgment, settlement, penalty, and/or fines (including an excise tax assessed with respect to an employee benefit plan) in connection with an Indemnifiable Matter and any Expenses incurred in connection with an Indemnifiable Matter.
          (j) A “Party” shall mean an individual who was, is, or is threatened to be made, a defendant or respondent in a Proceeding, or a subject, target, person of interest, or other person within the scope of any Proceeding. The Indemnitee shall be considered a “Party” in a Proceeding in which the Indemnitee seeks a declaratory judgment with respect to matters related to an Indemnifiable Matter.
          In addition, the Indemnitee shall be considered a Party for all aspects of an Indemnifiable Matter even though the Indemnitee asserts counter-claims or cross-claims.
          (k) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its subsidiaries.
          (l) A “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution proceeding, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise, whether informal or formal, and whether of a civil, criminal, administrative or investigative nature, including, without limitation, any such proceeding pending as of the date of this Agreement.
          (m) The “Reviewing Party” in connection with an Indemnifiable Matter shall be selected by the Indemnitee from the following persons:
               (i) if there are two or more Disinterested Directors on the Board of Directors of the applicable Company, such Board of Directors acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of such Company consisting of two or more Disinterested Directors; or
               (ii) a Special Legal Counsel selected by the Indemnitee and approved by:

                    (a) if there are two or more Disinterested Directors on the Board of Directors of the applicable Company, the Board of Directors of such Company acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of such Company consisting of two or more Disinterested Directors; or
                    (b) if there are fewer than two Disinterested Directors on the Board of Directors of the applicable Company, the full Board of Directors of the Company, with directors who do not qualify as Disinterested Directors eligible to vote; or
          (n) “Special Legal Counsel” shall mean, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) any Company or Enterprise or the Indemnitee in any matter material to either such party (other than as Special Legal Counsel), or (ii) any other Party to (or participant in) the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or any Enterprise or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Special Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be liable therefor.
     2. Indemnification and Advancement in General.
          (a) In the event the Indemnitee is a Party, witness or otherwise a participant in an Indemnifiable Matter, the Company shall be obligated to indemnify the Indemnitee for any associated Liabilities to the fullest extent permitted by law. Subject to Section 2(d) and in accordance with the procedures set forth in Section 3, any indemnification pursuant to this Section 2(a) must be determined by the Reviewing Party to be permissible under the Delaware General Corporation Law in the specific Proceeding. The Company shall make any such payment to which the Indemnitee is entitled pursuant to this Section 2(a) as soon as practicable but in no event later than ten (10) days after a determination by the Reviewing Party that Indemnitee is entitled to indemnification.
          (b) The Company shall be liable to indemnify the Indemnitee and pay for or reimburse Expenses and other amounts incurred by or on behalf of the Indemnitee (i) in taking any action to enforce any provision of this Agreement, including all Expenses incurred bringing a claim, counterclaim or cross claim in a legal proceeding, arbitration or otherwise to enforce this Agreement or any provisions of this Agreement or (ii) for recovery under any directors’ and officers’ liability insurance policy maintained by the Company.
          (c) Notwithstanding anything herein to the contrary, the Company shall, to the fullest extent permitted by law, be obligated to pay, on a current and as-incurred basis, any and all Expenses incurred by Indemnitee in an Indemnifiable Matter (an “Expense Advance”) within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, provided that the Indemnitee has delivered to the Company an Indemnitee Statement. Such Expense Advances shall (i) be unsecured and interest free; (ii) be made without regard to the Indemnitee’s ability to repay the advances; (iii) be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iv) include any and all Expenses incurred pursuing an action to enforce any rights under this Agreement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advancement of Expenses solely upon the execution and delivery to the Company of the Indemnitee Statement.
          (d) Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a Party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding in connection with an Indemnifiable Matter or in defense of any claim, issue or matter therein, in whole or in part, the Company shall be obligated to indemnify the Indemnitee against all Expenses incurred by him in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall be obligated to indemnify Indemnitee against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall be liable to indemnify the Indemnitee against all Expenses incurred in connection with any claim, issue or matter that is related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or settlement of any such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.
          (e) This Agreement shall constitute authorization to provide indemnification, pay funds, on a current basis, and reimburse expenses under Section 145 of the Delaware General Corporation Law. Any limitation under any law applicable to any Enterprise concerning indemnification or advancement shall not limit the indemnification and advancement obligations of any Enterprise to which such law does not apply.
          (f) For purposes of this Section 2, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
               (1) to the fullest extent permitted by the provision of the Delaware General Corporation Law that permits a corporation to indemnify its officers and directors,
               (2) to the fullest extent permitted by the provision of the Delaware General Corporation Law that authorizes or contemplates additional indemnification by agreement; and
               (3) to the fullest extent authorized or permitted by any amendments to or replacements of the Delaware General Corporation Law adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
     3. Procedure for Indemnification.
          (a) In order to obtain indemnification under this Agreement, the Indemnitee shall, anytime following Indemnitee’s submission of an Indemnitee Statement to the Company, and consistent with the time period of this Agreement as set forth in Section 5 of this Agreement, submit to the Company a written request for indemnification pursuant to this Section 3(a). No determination of Indemnitee’s entitlement to indemnification shall be made until such written request for a determination is submitted by Indemnitee to the Company pursuant to this Section 3(a).

          (b) No written request for indemnification or determination of Indemnitee’s entitlement to indemnification shall be required in order to obtain advancement of Expenses pursuant to Section 2(c).
          (c) The failure to submit a written request to the Company will relieve the Company of its indemnification obligations under this Agreement only to the extent the Company can establish that such failure to make a written request resulted in actual material prejudice to it, and the failure to make a written request will not relieve the Company from any liability which it may have to indemnify the Indemnitee otherwise than under this Agreement.
          (d) The Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company in writing that the Indemnitee has requested indemnification.
          (e) The Indemnitee shall cooperate with the Reviewing Party making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Reviewing Party upon request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.
          (f) Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Reviewing Party, as the case may be, making such determination shall be advanced and borne by the Company (where the Indemnitee executes and delivers to the Company the Indemnitee Statement) irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company should be obligated to indemnify and hold the Indemnitee harmless therefrom.
          (g) In making a determination with respect to Indemnitee’s entitlement to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted an Indemnitee Statement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its Board of Directors) or of Special Legal Counsel to have made a determination prior to the commencement of any judicial proceeding or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board of Directors) or by Special Legal Counsel that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct.
          (h) If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Company of the Indemnitee’s written request for indemnification pursuant to Section 3(a) of this Agreement, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a failure by the Indemnitee to comply with Section 3(e) hereof, (ii) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (iii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Special Legal Counsel making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
          (i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet any particular standard of conduct required pursuant to this Agreement.
          (j) For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action or failure to act is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers, employees or committees of the board of directors of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 3(j) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
          (k) The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent, employee or trustee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining his right to indemnification under this Agreement.
     4. Remedies.
          (a) In the event that (i) a determination is made pursuant to Section 2(a) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) payment of Expenses is not timely made pursuant to Section 2(c) or Section 3(f) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (where the Indemnitee has executed and delivered to the applicable Company the Indemnitee Statement), (iii) payment of indemnification is not made within ten (10) days after a determination has been made by the Reviewing Party that the Indemnitee is entitled to indemnification pursuant to Section 2(a) of this Agreement, (iv) an Enterprise or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, or (v) there is any breach of this Agreement, the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction as to his entitlement to such indemnification or payment of Expenses, on a current basis, or may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) If the Indemnitee has commenced adjudication or arbitration to secure a determination, with respect to an Indemnifiable Matter, that the Indemnitee is entitled to indemnification under this Agreement, any determination made by the Reviewing Party that indemnification of the Indemnitee is not permissible under the Delaware General Corporation Law with respect to such Indemnifiable Matter shall not be binding, and (where the Indemnitee has executed and delivered to the applicable Company the Indemnitee Statement) the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that indemnification is not legally permissible is made with respect to such matter.
          (c) In the event that a determination shall have been made pursuant to Section 2(a) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration, commenced pursuant to this Section 4, shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (d) If a determination shall have been made pursuant to Section 2(a) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by, and shall have no right to challenge, such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification.
          (e) In the event that the Indemnitee is a Party to (or a witness or otherwise a participant in) a judicial proceeding or arbitration pursuant to this Section 4 concerning the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses incurred by the Indemnitee (where, with respect to an Indemnifiable Matter, the Indemnitee has executed and delivered to the Company the Indemnitee Statement) in such judicial adjudication or arbitration.
          If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company (who shall be liable therefor), and shall be indemnified by the Company against, any and all Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration.
          (f) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
          (g) Notwithstanding anything in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
     5. Duration of the Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that the Indemnitee shall have ceased to serve as a director of the Company or as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise; or (b) 1 year after the final termination (i) of any Proceeding (including any rights of appeal) then pending in respect of which the Indemnitee requests indemnification or advancement of Expenses hereunder and (ii) of any judicial proceeding or arbitration pursuant to Section 4 of this Agreement (including any rights of appeal) involving the Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.

     6. Non-exclusivity, Etc. The rights of indemnification and to receive payment of Expenses, on a current basis, as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s or any other Enterprise’s certificate of incorporation, the Company’s or any other Enterprise’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.
     No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect to any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal.
     To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s or any other Enterprise’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     7. Liability Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, partners, managing members, officers, employees, agents or trustees of the Company or of any other Enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, partner, managing member, officer, employee, agent or trustee under such policy or policies.
     If, at the time of the receipt of a notice of a claim pursuant to Section 2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall maintain an insurance policy or policies for directors, partners, managing members, officers, employees, agents or trustees of the Company and of all Enterprises in an amount reasonably acceptable to the Chief Executive Officer of the Company.
     8. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     9. Subrogation. Subject to Section 11(b) of this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all such papers and do all such things as may be necessary or desirable to secure such rights.
     10. No Duplication of Payments. Subject to Section 11(b) of this Agreement, the Company shall not be liable under this Agreement to make any payment in connection with any

Proceeding involving the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, the Company’s certificate of incorporation or by-laws or otherwise) of the amounts otherwise indemnifiable hereunder.
     11. Contribution; Jointly Indemnifiable Claims.
          (a) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Matter under this Agreement, in such proportion in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officer, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).
          (b) Given that certain Jointly Indemnifiable Claims may arise, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, whether Indemnitee’s right to indemnification or advancement arises, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, (ii) the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, (iii) this Agreement, (iv) any other agreement between either Company or any other Enterprise and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any other Enterprise and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any other Enterprise ((i) through (vi) collectively, the “Indemnification Sources”), without regard to any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall either Company or any other Enterprise be entitled to any right of subrogation or contribution from the Indemnitee-Related Entities pursuant to any right of indemnification Indemnitee has under a contract between Indemnitee and any Indemnitee-Related Entities, and no right of indemnification or advancement of Expenses or any other right of recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of either Company or any other Enterprise under the Indemnification Sources.
          (c) In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the other Enterprises to, reimburse, indemnify and hold harmless each Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company and/or any other Enterprise pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any other Enterprise, as applicable, and (iii) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.
          (d) The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Agreement entitled to enforce this Agreement as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the other Enterprises to perform the terms and obligations of this Agreement as though each such Enterprise was a party to this Agreement.
     12. Joint and Several Liability. To the extent that both the Company and one or more Enterprises are obligated to indemnify the Indemnitee, the Company shall be jointly and severally obligated with such Enterprise(s) to indemnify the Indemnitee pursuant to the terms of this Agreement.
     13. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and including, with respect to the Indemnitee, the Indemnitee’s estate, heirs and personal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other Enterprise.
     14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     15. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
          (a) If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as the Indemnitee shall provide in writing to the Company.
          (b) If to the Company to: LPL Holdings, Inc., One Beacon Street, 22nd Floor, Boston, MA 02108, Attn: Secretary (or, if the Indemnitee is at such time the Secretary, to the President of the Company).
     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of law.

     17. References. References to statutes, regulations and documents shall be deemed to mean such statutes, regulations and documents as amended from time to time and any successor statutes, regulations and documents.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

INDEMNITEE

By:

Address:

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

LPL INVESTMENT HOLDINGS INC.
By:
Name:
Title: